Exhibit 99.1

PANDORA REPORTS CALENDAR Q4 AND CALENDAR YEAR
2013 FINANCIAL RESULTS

•                  Calendar year 2013 GAAP total revenue of $637.9 million and non-GAAP total revenue of $647.5 million, both growing 56% year-over-year

•                  Eleven months ended December 2013 GAAP total revenue of $600.2 million and non-GAAP total revenue of $609.4 million, growing 54% and 55% year-over-year

•                  Calendar year 2013 non-GAAP diluted EPS of $0.06; calendar year 2013 GAAP EPS was ($0.23)

•                  Eleven months ended December 2013 non-GAAP diluted EPS of $0.11; Eleven months ended December 2013 GAAP EPS was ($0.15)

•                  Calendar Q4 GAAP revenue of $200.4 million, growing 52% year-over-year; and non-GAAP Q4 revenue of $200.8 million, growing 51% year-over-year

•                  Two months ended December 2013 GAAP revenue of $137.0 million, growing 57% year-over-year; and non-GAAP revenue of $137.2 million, growing 55% year-over-year

•                  Monetization reaches record highs across all dimensions of Pandora’s business

•                  Calendar 2013 total listener hours of 16.70 billion, growing 23% year-over-year

OAKLAND, Calif. — February 5, 2014 — Pandora (NYSE: P), the leading Internet radio service, today announced year-end financial results for the transition two and eleven month periods ended December 31, 2013 as well as calendar(1) fourth quarter and year ended December 31, 2013, recast from prior year reporting.

“Pandora continued growing revenue over 50% year-over-year,” stated Brian McAndrews CEO, President  & Chairman of Pandora. “We continued to improve monetization, which was reflected in record RPMs on all dimensions of our business, and drove our first non-GAAP profitable year as a public company.  Throughout the year, we were able to invest back into the business with notable achievements, improving our product, innovating across multiple technologies, devices and automotive platforms in our continuing efforts to reinvent radio and make Pandora available anytime, anywhere for millions of listeners.”

“2013 marked notable growth from user metrics to financial achievements. These have largely been driven by our position as a leader in mobile media, both in user engagement and monetization.  We remain intensely focused on advancing Pandora’s mission to reinvent radio. To fully capture the substantial market opportunity ahead of us, we will continue to aggressively invest in 2014 in sustained audience and engagement growth as well as activities that further accelerate monetization. As such, our bias will continue to be toward revenue growth and capturing additional market share.”

(1) Calendar results are included for ease of reference and comparability to published estimates.  These results will not be audited or included in the Company’s Annual Report on Form 10-K for the transitional eleven month period ended December 31, 2013.

Calendar Quarter Ended December 31, 2013 Financial Results

Total Revenue: For the calendar fourth quarter of 2013, GAAP total revenue was $200.4 million, a 52% year-over-year increase. Non-GAAP total revenue(2) was $200.8 million, a 51% year-over-year increase, including $0.4 million in revenue relating to our subscription return reserve. Advertising revenue was $162.0 million, a 39% year-over-year increase. Non-GAAP subscription and other revenue was $38.8 million, a 132% year-over-year increase, including $0.4 million in revenue relating to our subscription return reserve.

EPS: For the calendar fourth quarter of 2013, GAAP basic EPS was $0.05. GAAP diluted EPS was $0.04. Non-GAAP basic EPS was $0.12 and non-GAAP diluted EPS was $0.11, both including $0.4 million in revenue relating to our subscription return reserve, and excluding $13.4 million in expense from stock-based compensation and $0.2 million in amortization of intangible assets. GAAP and non-GAAP basic EPS were based on 194.4 million weighted average shares outstanding. GAAP and non-GAAP diluted EPS were based on 218.5 million weighted average shares outstanding.

Cash and Investments: For the calendar fourth quarter of 2013, the Company ended with $450.1 million in cash and investments, compared with $443.3 million at the end of the prior calendar quarter. For the calendar fourth quarter of 2013, Pandora’s cash provided by operating activities was $12.3 million compared to $9.6 million generated in the year-ago calendar quarter.

Calendar Year Ended December 31, 2013 Financial Results

Total Revenue: For the calendar year 2013, GAAP total revenue was $637.9 million, a 56% year-over-year increase. Non-GAAP total revenue was $647.5 million, a 56% year-over-year increase, including $9.6 million in revenue relating to our subscription return reserve. Advertising revenue was $521.2 million, a 45% year-over-year increase. Non-GAAP subscription and other revenue was $126.3 million, a 135% year-over-year increase, including $9.6 million in revenue relating to our subscription return reserve.

(2) The subscription return reserve consists of revenue that we defer on a GAAP basis because we have limited operating history with certain mobile subscription refund rights. The Company is required to defer revenue until the refund rights lapse or until it has developed sufficient transaction history to estimate a reserve. The subscription return reserve is excluded from the subscription and other revenue line of our GAAP presentation. Management includes revenue relating to the subscription return reserve because they believe that this non-GAAP measure will provide greater comparability with future GAAP revenue once sufficient transaction history is developed and a return reserve can be estimated. The Company expects to have sufficient transaction history to estimate a subscription return reserve in the first calendar quarter of 2014. As such, the Company expects that GAAP revenue results will include a one-time reversal of substantially all of the deferred revenue related to the subscription return reserve in that period.

EPS: For the calendar year 2013, GAAP basic and diluted EPS were ($0.23). Non-GAAP basic and diluted EPS were $0.06, including $9.6 million in revenue relating to our subscription return reserve, and excluding $42.3 million in expense from stock-based compensation and $0.4 million in amortization of intangible assets. GAAP basic and diluted and non-GAAP basic EPS were based on 180.2 million weighted average shares outstanding. Non-GAAP diluted EPS was based on 202.0 million weighted average shares outstanding.

Transitional 2- and 11-month periods ended December 31, 2013

Total Revenue: For the two month November-December 2013 stub period, GAAP total revenue was $137.0 million, a 57% year-over-year increase. Non-GAAP revenue was $137.2 million for the same period, a 55% year-over-year increase, including $0.2 million in revenue relating to our subscription return reserve. Advertising revenue was $111.3 million, a 44% year-over-year increase. Non-GAAP subscription and other revenue was $25.9 million, a 126% year-over-year increase, including $0.2 million in revenue relating to our subscription return reserve.

For the 11 months ended December 31, 2013, GAAP total revenue was $600.2 million, a 54% year-over-year increase.  Non-GAAP revenue was $609.4 million, a 55% year-over-year increase.  Advertising revenue was $489.3 million, a 43% year-over-year increase. Non-GAAP subscription and other revenue was $120.0 million, a 139% year-over-year increase, including $9.1 million in revenue relating to our subscription return reserve.

EPS: For the two month November-December 2013 stub period, GAAP basic EPS was $0.06 and GAAP diluted EPS was $0.05. Non-GAAP basic EPS was $0.11 and non-GAAP diluted EPS was $0.10, including $0.2 million in revenue relating to our subscription return reserve, and excluding $9.5 million in expense from stock-based compensation and $0.1 million in amortization of intangible assets.  GAAP and non-GAAP basic EPS were based on 194.6 million weighted average shares outstanding. GAAP and non-GAAP diluted EPS were based on 218.8 million weighted average shares outstanding.

For the 11 months ended December 31, 2013, GAAP basic and diluted EPS were ($0.15). Non-GAAP basic EPS was $0.12 and non-GAAP diluted EPS was $0.11, including $9.1 million in revenue relating to our subscription return reserve, and excluding $40.0 million in expense from stock-based compensation and $0.4 million in amortization of intangible assets. GAAP basic and diluted and non-GAAP basic EPS were based on 181.0 million weighted average shares outstanding. Non-GAAP diluted EPS was based on 203.0 million weighted average shares outstanding.

Other Business Metrics

Total Calendar Fourth Quarter Ended December 31, 2013 Listener Hours: Total listener hours grew 16% to 4.54 billion for the calendar fourth quarter of 2013, compared to 3.91 billion for the calendar fourth quarter of 2012.

Total Calendar Year Ended December 31, 2013 Listener Hours: Total listener hours grew 23% to 16.70 billion for the calendar year of 2013, compared to 13.51 billion for the calendar year of 2012.

Guidance

Based on information available as of February 5, 2014, the Company is providing the following financial guidance:

Calendar First Quarter 2014 Guidance: Non-GAAP revenue is expected to be in the range of $170 million to $176 million. Non-GAAP basic and diluted EPS is expected to be between a loss of $(0.16) and a loss of $(0.14). Non-GAAP EPS excludes revenue relating to our subscription return reserve, stock-based compensation expense and amortization of intangible assets, assumes minimal tax expense given our net operating loss position, and is based on 200 million basic weighted average shares outstanding for the three months ending March 31, 2014.

Calendar Year 2014 Guidance: Non-GAAP revenue is expected to be in the range of $870 million to $890 million. Non-GAAP diluted EPS is expected to be between $0.13 and $0.17. Non-GAAP EPS excludes revenue relating to our subscription return reserve, stock-based compensation expense and amortization of intangible assets, assumes minimal tax expense given our net operating loss position, and is based on 225 million diluted weighted average shares outstanding for the twelve months ending December 31, 2014.

Financial Results Conference Call: Pandora will host a conference call today at 3 p.m. PT/ 6 p.m. ET to discuss the financial results with the investment community. A live webcast of the event will be available on the Pandora Investor Relations website at http://investor.pandora.com. A live domestic dial‐in is available at (877) 355‐0067 or internationally at (443) 853‐1239. A domestic replay will be available at (855) 859‐2056 or internationally at (404) 537‐3406, using passcode 31451335, and available via webcast until February 19, 2014.

ABOUT PANDORA

Pandora (NYSE: P) gives people music and comedy they love anytime, anywhere, through connected devices. Personalized stations launch instantly with the input of a single “seed” — a favorite artist, song or genre. The Music Genome Project®, a deeply detailed hand-built musical taxonomy, powers the personalization of Pandora® internet radio by using musicological “DNA” and constant listener feedback to craft personalized stations from a growing collection of more than one million tracks. Tens of millions of people turn on Pandora every month to hear music they love. www.pandora.com

“Safe harbor” Statement:

This press release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding expected revenue and non-GAAP EPS. These forward-looking statements are based on Pandora’s current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our operation in an emerging market and our relatively new and evolving business model; our ability to estimate revenue reserves; our ability to increase our listener base and listener hours; our ability to attract and retain advertisers; our ability to generate additional revenue on a cost-effective basis; competitive factors; our ability to continue operating under existing laws and licensing regimes; our ability to establish and maintain relationships with makers of mobile devices, consumer electronic products and automobiles; our ability to manage our growth; our ability to continue to innovate and keep pace with changes in technology and our competitors; risks related to service interruptions or security breaches; and general economic conditions worldwide. Further information on these factors and other risks that may affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our Annual Report on Form 10-K and our Form 10-Q for the current period, particularly under the heading “Risk Factors.”

The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s most recent reports on Form 10-K and Form 10-Q, each as they may be amended from time to time. The Company’s results of operations for the current period are not necessarily indicative of the Company’s operating results for any future periods.

These documents are available online from the SEC or on the SEC Filings section of the Investor Relations section of our website at investor.pandora.com. Information on our website is not part of this release. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we use the following non-GAAP measures of financial performance: non-GAAP total revenue, non-GAAP subscription revenue, non-GAAP gross profit, non-GAAP net income (loss), non-GAAP basic EPS and non-GAAP diluted EPS. The presentation of this additional financial information is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In addition, these non-GAAP financial measures may be different from the non-GAAP financial measures used by other companies. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within our earnings releases.

These non-GAAP financial measures differ from GAAP in that they include an effect on revenue from our subscription return reserve, which consists of deferred revenue related to subscriptions that are sold with return rights, and exclude expense from stock-based compensation and amortization of intangible assets.

The subscription return reserve consists of revenue that we defer on a GAAP basis because we have limited operating history with certain mobile subscription refund rights. We are required to defer revenue until the refund rights lapse or until we have developed sufficient transaction history to estimate a reserve. The subscription return reserve is excluded from the subscription and other revenue line of our GAAP presentation. The subscription return reserve is expected to be released in the first quarter of calendar 2014 when sufficient transaction history is developed and a return reserve can be estimated. For periods ending as of and prior to the first quarter of calendar 2014, management includes an effect on revenue relating to our subscription return reserve because we believe that this non-GAAP measure will provide greater comparability with future GAAP revenue.

Stock-based compensation consists of expenses for stock options and other awards under our equity incentive plans. Stock-based compensation is included in the following cost and expense line items of our GAAP presentation:

• Cost of revenue - other

• Product development

• Sales and marketing

• General and administrative

Although stock-based compensation is an expense for us and is viewed as a form of compensation, management excludes stock-based compensation from our non-GAAP measures for purposes of evaluating our continuing operating performance primarily because it is a non-cash expense not believed by management to be reflective of our core business, ongoing operating results or future outlook. In addition, the value of stock-based instruments is determined using formulas that incorporate variables, such as market volatility, that are beyond our control.

Intangible amortization consists of non-cash charges that can be affected by the timing and magnitude of business combinations and asset purchases. Amortization for currently owned intangible assets is included in the general and administrative expense line of our GAAP presentation. Management considers its operating results without these charges when evaluating its ongoing performance because it is a non-cash expense not believed by management to be reflective of our core business, ongoing operating results or future outlook.

We believe these non-GAAP financial measures serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods and to those of peer companies, and, when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors’ overall understanding of our current financial performance.

In the financial tables below, we provide a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this earnings release.

We estimate revenue generated through both our mobile and other connected devices platform as well as our traditional computer platform. While we believe that such disaggregated revenue estimates provide directional insight for evaluating our efforts to monetize our service through these platforms, we do not validate such disaggregated revenue to the level of financial statement reporting. Such metrics should be seen as indicative only and as management’s best estimate.

###

Contacts:

Dominic Paschel

Corporate Finance & Investor Relations

investor@pandora.com

(510) 842-6960

Will Valentine

Pandora Corporate Communications

press@pandora.com

(510) 842-6996

Pandora Media, Inc.

Consolidated  Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Two months ended December 31,		Eleven months ended December 31,
	2012	2013	2012	2013
Revenue
Advertising	$77,079	$111,328	$343,318	$489,340
Subscription and other	10,349	25,664	46,166	110,893
Total revenue	87,428	136,992	389,484	600,233

Cost of revenue
Cost of revenue - Content acquisition costs	48,678	63,144	230,731	314,866
Cost of revenue - Other (1)	5,971	8,605	28,740	41,844
Total cost of revenue	54,649	71,749	259,471	356,710
Gross profit	32,779	65,243	130,013	243,523

Operating expenses
Product development (1)	3,226	6,179	16,191	29,986
Sales and marketing (1)	20,935	33,322	94,566	169,774
General and administrative (1)	9,406	14,613	43,320	70,212
Total operating expenses	33,567	54,114	154,077	269,972
Income (loss) from operations	(788)	11,129	(24,064)	(26,449)

Other income (expense)
Interest income	12	66	88	96
Interest expense	(89)	(94)	(486)	(554)
Other expense, net	(4)	—	(3)	(16)
Income (loss) before provision for income taxes	(869)	11,101	(24,465)	(26,923)

Income tax benefit (expense)	(2)	(44)	3	(94)
Net income (loss)	$(871)	$11,057	$(24,462)	$(27,017)

Basic net income (loss) per share	$(0.01)	$0.06	$(0.15)	$(0.15)
Weighted-average basic shares	170,350	194,641	167,956	180,968

Diluted net income (loss) per share	$(0.01)	$0.05	$(0.15)	$(0.15)
Weighted-average diluted shares	170,350	218,755	167,956	180,968

(1) Includes stock-based compensation expense as follows:

	Two months ended December 31,		Eleven months ended December 31,
	2012	2013	2012	2013
Cost of revenue - Other	$209	$433	$1,109	$1,946
Product development	788	1,961	4,138	8,802
Sales and marketing	2,273	4,405	11,128	20,222
General and administrative	1,403	2,672	6,908	9,071
Total stock-based compensation expense	$4,673	$9,471	$23,283	$40,041

Pandora Media, Inc.

Consolidated  Statements of Operations

(In thousands, except per share amounts)

(Unaudited Recast)

	Three months ended December 31,		Twelve months ended December 31,
	2012	2013	2012	2013
Revenue
Advertising	$116,144	$162,007	$360,715	$521,239
Subscription and other	15,355	38,355	49,294	116,654
Total revenue	131,499	200,362	410,009	637,893

Cost of revenue
Cost of revenue - Content acquisition costs	71,758	93,698	248,313	342,884
Cost of revenue - Other (1)	8,798	12,617	30,845	45,121
Total cost of revenue	80,556	106,315	279,158	388,005
Gross profit	50,943	94,047	130,851	249,888

Operating expenses
Product development (1)	4,684	9,239	17,494	31,911
Sales and marketing (1)	30,889	53,116	101,537	182,923
General and administrative (1)	13,617	22,567	47,028	75,142
Total operating expenses	49,190	84,922	166,059	289,976
Income (loss) from operations	1,753	9,125	(35,208)	(40,088)

Other income (expense)
Interest income	19	68	98	102
Interest expense	(137)	(144)	(526)	(602)
Other expense, net	(7)	(17)	(3)	(15)
Income (loss) before provision for income taxes	1,628	9,032	(35,639)	(40,603)

Income tax benefit (expense)	—	(55)	19	(100)
Net income (loss)	$1,628	$8,977	$(35,620)	$(40,703)

Basic net income (loss) per share	$0.01	$0.05	$(0.21)	$(0.23)
Weighted-average basic shares	170,196	194,429	167,568	180,201

Diluted net income (loss) per share	$0.01	$0.04	$(0.21)	$(0.23)
Weighted-average diluted shares	189,937	218,468	167,568	180,201

(1) Includes stock-based compensation expense as follows:

	Three months ended December 31,		Twelve months ended December 31,
	2012	2013	2012	2013
Cost of revenue - Other	$308	$618	$1,174	$2,053
Product development	1,152	2,743	4,375	9,192
Sales and marketing	3,230	6,187	11,821	21,389
General and administrative	2,021	3,886	7,350	9,626
Total stock-based compensation expense	$6,711	$13,434	$24,720	$42,260

Pandora Media, Inc.

Consolidated Balance Sheets

(In thousands)

	As of January 31,	As of December 31,
	2013	2013
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$65,725	$245,755
Short-term investments	23,247	98,662
Accounts receivable, net	103,410	164,023
Prepaid expenses and other current assets	6,232	10,343
Total current assets	198,614	518,783

Long-term investments	—	105,686
Property and equipment, net	17,758	35,151
Other long-term assets	2,460	13,715
Total assets	$218,832	$673,335

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,471	$14,413
Accrued liabilities	7,590	14,885
Accrued royalties	53,083	66,110
Deferred revenue	29,266	42,650
Accrued compensation	21,560	17,948
Total current liabilities	115,970	156,006

Other long-term liabilities	3,873	9,098
Total liabilities	119,843	165,104

Stockholders’ equity
Common stock	17	20
Additional paid-in capital	238,552	675,103
Accumulated deficit	(139,574)	(166,591)
Accumulated other comprehensive loss	(6)	(301)
Total stockholders’ equity	98,989	508,231
Total liabilities and stockholders’ equity	$218,832	$673,335

Pandora Media, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Two months ended		Eleven months ended
	December 31,		December 31,
	2012	2013	2012	2013

Operating Activities
Net income (loss)	$(871)	$11,057	$(24,462)	$(27,017)
Adjustments to reconcile to net cash provided by (used in) operating activities:
Depreciation and amortization	1,259	1,941	6,406	10,112
Loss on disposition of assets	—	—	23	—
Stock-based compensation	4,673	9,471	23,283	40,041
Amortization of premium on investments	50	180	329	237
Amortization of debt issuance costs	44	33	242	220
Changes in assets and liabilities:
Accounts receivable	(12,361)	(22,227)	(43,487)	(60,613)
Prepaid expenses and other assets	(153)	(3,176)	(2,189)	(7,891)
Accounts payable and accrued liabilities	5,887	2,799	10,419	16,708
Accrued royalties	6,917	7,611	17,525	13,027
Accrued compensation	2,328	(74)	2,085	(3,393)
Deferred revenue	2,541	(438)	10,285	13,384
Reimbursement of cost of leasehold improvements	—	—	1,243	1,555
Net cash provided by (used in) operating activities	10,314	7,177	1,702	(3,630)

Investing Activities
Purchases of property and equipment	(5,828)	(5,645)	(11,809)	(20,536)
Purchases of patents	—	—	—	(8,000)
Purchases of investments	(9,435)	(204,123)	(59,559)	(224,549)
Proceeds from maturities of short-term investments	6,143	4,050	79,603	42,210
Payments related to acquisition	—	—	—	(400)
Net cash provided by (used in) investing activities	(9,120)	(205,718)	8,235	(211,275)

Financing activities
Borrowings under debt arrangements	—	—	—	10,000
Repayments of debt	—	—	—	(10,000)
Proceeds from follow-on offering, net of issuance costs	—	(434)	—	378,654
Proceeds from issuance of common stock	1,020	2,389	5,877	16,793
Payment of debt issuance costs in connection with the debt refinancing	—	—	—	(450)
Net cash provided by financing activities	1,020	1,955	5,877	394,997

Effects of foreign currency translation on cash and cash equivalents	—	(39)	(1)	(62)

Net increase (decrease) in cash and cash equivalents	2,214	(196,625)	15,813	180,030
Cash and cash equivalents at beginning of period	57,725	442,380	44,126	65,725
Cash and cash equivalents at end of period	$59,939	$245,755	$59,939	$245,755

Pandora Media, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited Recast)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2012	2013	2012	2013
Operating Activities
Net income (loss)	$1,628	$8,977	$(35,620)	$(40,703)
Adjustments to reconcile to net cash provided by (used in) operating activities:
Depreciation and amortization	1,886	3,063	6,917	10,781
Loss on disposition of assets	—	—	83	—
Stock-based compensation	6,711	13,434	24,720	42,260
Amortization of premium on investments	79	179	383	266
Amortization of debt issuance costs	66	49	264	241
Changes in assets and liabilities:
Accounts receivable	(18,264)	(26,739)	(36,599)	(53,797)
Prepaid expenses and other assets	(936)	(2,850)	(2,732)	(9,796)
Accounts payable and accrued liabilities	3,949	3,535	6,511	17,803
Accrued royalties	6,333	6,860	18,684	14,763
Accrued compensation	5,080	6,393	3,294	4,108
Deferred revenue	3,112	(573)	10,098	13,134
Reimbursement of cost of leasehold improvements	—	—	1,484	1,555
Net cash provided by (used in) operating activities	9,644	12,328	(2,513)	615

Investing Activities
Purchases of property and equipment	(1,704)	(7,482)	(8,124)	(22,873)
Purchases of patents	—	—	—	(8,000)
Purchases of investments	(15,741)	(205,522)	(66,830)	(230,156)
Proceeds from maturities of short-term investments	10,893	6,250	85,184	50,540
Payments related to acquisition	—	—	—	(400)
Net cash provided by (used in) investing activities	(6,552)	(206,754)	10,230	(210,889)

Financing activities
Borrowings under debt arrangements	—	—	—	10,000
Repayments of debt	—	—	—	(10,000)
Proceeds from follow-on offering, net of issuance costs	—	(653)	—	378,656
Proceeds from issuance of common stock	1,120	3,764	6,123	17,924
Payment of debt issuance costs in connection with the debt refinancing	—	—	—	(450)
Net cash provided by financing activities	1,120	3,111	6,123	396,130

Effects of foreign currency translation on cash and cash equivalents	—	(12)	(4)	(40)

Net increase (decrease) in cash and cash equivalents	4,212	(191,327)	13,836	185,816
Cash and cash equivalents at beginning of period	55,727	437,082	46,103	59,939
Cash and cash equivalents at end of period	$59,939	$245,755	$59,939	$245,755

Pandora Media, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(In thousands, except per share amounts)

(Unaudited)

	Two months ended		Eleven months ended
	December 31,		December 31,
	2012	2013	2012	2013

Revenue
GAAP total revenue	$87,428	$136,992	$389,484	$600,233
Subscription return reserve	1,101	210	4,045	9,122
Non-GAAP total revenue	$88,529	$137,202	$393,529	$609,355

Gross profit
GAAP gross profit	$32,779	$65,243	$130,013	$243,523
Subscription return reserve	1,101	210	4,045	9,122
Stock-based compensation: Cost of revenue - Other	209	433	1,109	1,946
Non-GAAP gross profit	$34,089	$65,886	$135,167	$254,591

Net income (loss)
GAAP net income (loss)	$(871)	$11,057	$(24,462)	$(27,017)
Subscription return reserve	1,101	210	4,045	9,122
Amortization of intangibles	—	121	—	364
Stock-based compensation	4,673	9,471	23,283	40,041
Non-GAAP net income	$4,903	$20,859	$2,866	$22,510

Basic EPS
GAAP basic EPS	$(0.01)	$0.06	$(0.15)	$(0.15)
Subscription return reserve (1)	0.01	—	0.02	0.05
Amortization of intangibles (1)	—	—	—	—
Stock-based compensation (1)	0.03	0.05	0.15	0.22
Non-GAAP basic EPS	$0.03	$0.11	$0.02	$0.12

Shares used in computing basic EPS	170,350	194,641	167,956	180,968

Diluted EPS
GAAP diluted EPS	$(0.01)	$0.05	$(0.15)	$(0.15)
Subscription return reserve (1)	0.01	—	0.02	0.05
Amortization of intangibles (1)	—	—	—	—
Stock-based compensation (1)	0.03	0.05	0.15	0.21
Non-GAAP diluted EPS	$0.03	$0.10	$0.02	$0.11

Shares used in computing diluted EPS	192,577	218,755	190,657	203,033

(1) EPS may not recalculate due to rounding

Pandora Media, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(In thousands, except per share amounts)

(Unaudited Recast)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2012	2013	2012	2013

Revenue
GAAP total revenue	$131,499	$200,362	$410,009	$637,893
Subscription return reserve	1,378	427	4,358	9,625
Non-GAAP total revenue	$132,877	$200,789	$414,367	$647,518

Gross profit
GAAP gross profit	$50,943	$94,047	$130,851	$249,888
Subscription return reserve	1,378	427	4,358	9,625
Stock-based compensation: Cost of revenue - Other	308	618	1,174	2,053
Non-GAAP gross profit	$52,629	$95,092	$136,383	$261,566

Net income (loss)
GAAP net income (loss)	$1,628	$8,977	$(35,620)	$(40,703)
Subscription return reserve	1,378	427	4,358	9,625
Amortization of intangibles	—	182	—	364
Stock-based compensation	6,711	13,434	24,720	42,260
Non-GAAP net income (loss)	$9,717	$23,020	$(6,542)	$11,546

Basic EPS
GAAP basic EPS	$0.01	$0.05	$(0.21)	$(0.23)
Subscription return reserve (1)	0.01	—	0.02	0.05
Amortization of intangibles (1)	—	—	—	—
Stock-based compensation (1)	0.04	0.07	0.15	0.24
Non-GAAP basic EPS	$0.06	$0.12	$(0.04)	$0.06

Shares used in computing basic EPS	170,196	194,429	167,568	180,201

Diluted EPS
GAAP diluted EPS	$0.01	$0.04	$(0.21)	$(0.23)
Subscription return reserve (1)	0.01	—	0.03	0.05
Amortization of intangibles (1)	—	—	—	—
Stock-based compensation (1)	0.03	0.07	0.14	0.24
Non-GAAP diluted EPS	$0.05	$0.11	$(0.04)	$0.06

Shares used in computing diluted EPS	189,937	218,468	167,568	202,001

(1) EPS may not recalculate due to rounding

Pandora Media, Inc.

Monetization: RPM History

(Unaudited)

	Year Ended	Three months ended			Two months ended	Eleven months ended	Three months ended			Two months ended	Eleven months ended
	1/31/2012	4/30/2012	7/31/2012	10/31/2012	12/31/2012	12/31/2012	4/30/2013	7/31/2013	10/31/2013	12/31/2013	12/31/2013
Advertising RPMs
Traditional computer	$62.68	$46.52	$57.14	$58.03	$57.46	$54.51	$48.16	$59.31	$57.54	$65.22	$56.79
Mobile and other connected devices	$21.05	$17.88	$22.17	$25.59	$25.29	$22.80	$23.23	$33.90	$36.00	$36.38	$31.97
Total	$32.22	$24.82	$29.48	$32.40	$31.56	$29.60	$28.02	$38.87	$40.11	$41.61	$36.70

Total RPMs
Traditional computer	$58.84	$45.54	$55.02	$56.40	$56.17	$52.98	$48.04	$57.37	$57.33	$64.04	$56.01
Mobile and other connected devices	$21.93	$18.86	$23.32	$26.96	$26.66	$24.03	$25.31	$36.17	$39.64	$40.14	$34.98
Total	$33.32	$26.09	$30.68	$33.73	$32.92	$30.88	$30.01	$40.52	$43.19	$44.71	$39.22

Total RPMs based on non-GAAP revenue
Traditional computer	$58.86	$45.64	$55.19	$56.50	$56.36	$53.12	$48.33	$57.75	$57.44	$64.07	$56.22
Mobile and other connected devices	$22.01	$19.16	$23.81	$27.23	$27.14	$24.41	$26.15	$37.59	$39.97	$40.22	$35.67
Total	$33.38	$26.33	$31.09	$33.96	$33.33	$31.20	$30.74	$41.73	$43.48	$44.78	$39.81

Pandora Media, Inc.

Monetization: RPM History

(Unaudited Recast)

	Year Ended	Three months ended				Year Ended	Three months ended				Year Ended
	12/31/2011	3/31/2012	6/30/2012	9/30/2012	12/31/2012	12/31/2012	3/31/2013	6/30/2013	9/30/2013	12/31/2013	12/31/2013
Advertising RPMs
Traditional computer	$64.11	$43.23	$53.99	$57.06	$59.31	$53.47	$44.63	$58.53	$58.44	$61.92	$55.84
Mobile and other connected devices	$21.61	$15.73	$22.25	$23.51	$25.52	$22.15	$20.43	$32.56	$35.31	$36.20	$30.93
Total	$33.31	$22.45	$29.33	$30.30	$32.33	$28.92	$24.85	$37.89	$39.68	$40.95	$35.66

Total RPMs
Traditional computer	$60.06	$42.80	$52.07	$55.51	$57.67	$52.01	$45.17	$56.73	$57.50	$61.28	$55.18
Mobile and other connected devices	$22.49	$16.68	$23.25	$24.87	$26.93	$23.38	$22.41	$34.37	$38.75	$39.99	$33.89
Total	$34.40	$23.86	$30.40	$31.70	$33.68	$30.23	$26.96	$39.17	$42.49	$44.14	$38.19

Total RPMs based on non-GAAP revenue
Traditional computer	$60.07	$42.92	$52.20	$55.64	$57.83	$52.15	$45.36	$57.09	$57.68	$61.32	$55.37
Mobile and other connected devices	$22.52	$17.06	$23.65	$25.20	$27.34	$23.76	$22.92	$36.01	$39.32	$40.10	$34.57
Total	$34.42	$24.16	$30.74	$31.98	$34.03	$30.55	$27.41	$40.53	$42.98	$44.23	$38.77